UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 1, 2013

Date of Report (Date of earliest event reported)

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Confirmation Agreement

A purported stockholder derivative action, Scherer v. Keh-Shew Lu, Civil Action No. 1:13-cv-00358-UNA (D. Del. filed Mar. 5, 2013) against Diodes Incorporated (the “Company”) and its directors alleges, among other things, that the Company awarded stock options to Dr. Keh-Shew Lu, its President and Chief Executive Officer, in 2009, 2010, 2011 and 2012 that exceeded the limitation on the number of shares of the Company’s Common Stock that may be purchased upon the exercise of options granted to any person in any given year under the Diodes Incorporated 2001 Omnibus Equity Incentive Plan as amended by the shareholders on May 28, 2009.

The Compensation Committee of the Board of Directors reviewed the grants of stock options to Dr. Lu in 2009, 2010, 2011 and 2012 (each such annual grant, an “Option Grant”), and approved a Confirmation Agreement in which the Company and Dr. Lu agree and confirm that Dr. Lu will assert no claim that any Option Grant in 2009, 2010, 2011 or 2012 provided for the purchase of more than 100,000 shares of the Company’s Common Stock, and that each Option Grant document be deemed amended to reflect the foregoing 100,000 share limitation. A copy of the Confirmation Agreement between the Company and Dr. Lu is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 8.01. Other Events.

Corporate Governance Initiatives

The Governance and Stockholder Relations Committee (the “Governance Committee”) of the Board of Directors (the “Board”) is responsible for reviewing developments related to corporate governance and making recommendations to the Board with respect to the Company’s corporate governance policies and practices. Based upon the recommendation of the Governance Committee, the Board has adopted the following policies.

Hedging Policy. On February 22, 2013, the Board amended the Company’s insider trading policy to prohibit all officers, directors and employees of the Company from engaging in any hedging or monetization transactions involving Company securities, including zero cost collars, forward sale contracts, and trading in options, puts, calls, or other derivative instruments related to the Company’s Common Stock.

Pledging Policy. On February 22, 2013, the Board adopted an amendment to the Company’s insider trading policy to prohibit the pledging of the Company’s securities. An exception to this prohibition may be granted where a person wishes to pledge the Company’s securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities. All officers, directors and employees of the Company who wish to pledge the Company’s securities as collateral for a loan must submit a request for approval to the Chief Executive Officer (or in the case of the Chief Executive Officer to the Chief Financial Officer) of the Company at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. There is no assurance that clearance will be granted. Approval will generally not be given if the pledge includes shares of the Common Stock of the Company valued at more than $100,000. Acquiring shares on margin also is prohibited.

A copy of the insider trading policy, as amended, is attached hereto as Exhibit 99.2.

Stock Ownership Policy for Directors. On February 22, 2013, the Board revised its stock ownership policy previously adopted in 2007 for non-employee directors in order to further align the interests of our directors with the long-term interests of our stockholders. The stock ownership policy provides that all non-employee directors are required to acquire (and thereafter maintain ownership of) a minimum number of shares of Common Stock with a value equal to three times the annual retainer received by them as directors within three years of the later of (1) the adoption of this stock ownership policy or (2) their respective appointment or initial election.

Stock Ownership Policy for Executive Officers. On February 22, 2013, the Board adopted a stock ownership policy for certain of our executive officers in order to further align the interests of our key executive officers with the long-term interests of our stockholders. The stock ownership policy provides that all individuals holding the positions with the Company listed below are required to acquire (and thereafter maintain ownership of) a minimum number of shares of Common Stock with a value equal to the multiple of such executive officer’s annual base salary (excluding bonus) within five years of (1) the adoption of this stock ownership policy or (2) their respective appointment (other than a newly-appointed Chief Executive Officer, who has seven years to comply), as follows:

Position	Multiple of Salary
Chief Executive Officer	6 times annual base salary (excluding bonus)
Senior Vice President or Vice President	2 times annual base salary (excluding bonus)

For purposes of this stock ownership policy, stock ownership includes (i) any shares owned by an executive officer or director or his or her immediate family members or held by him or her as part of a tax or estate plan in which the executive officer or director retains beneficial ownership, and (ii) unvested restricted stock or restricted stock units (but not vested or unvested stock options). The value of shares held is calculated once per year, on the last business day of the fiscal year. For purposes of determining compliance with this stock ownership policy, “value” means an assumed per share value based on the closing price of Common Stock on the last business day of the fiscal year. An executive officer or director subject to this stock ownership policy is not required to acquire shares of Common Stock in accordance with this policy if acquisition at such time would result in a violation of the Company’s insider trading policy, in which event the executive officer or director is required to comply with this stock ownership policy as soon as reasonably feasible thereafter. A hardship exception is available at the discretion of the Compensation Committee of the Board, but no exceptions have been solicited or granted to date.

If any executive officer or director was determined to own less than the minimum number of shares of Common Stock, such executive officer or director shall have the two open periods after the two subsequent “Blackout Periods” (as defined in the Company’s insider trading policy attached as Exhibit 99.2) to obtain the minimum number of shares of Common Stock.

Stock Retention Policy. On February 22, 2013, the Board adopted a policy on stock retention for executive officers and directors of the Company. In addition to the stock ownership policy described above, each executive officer or director who acquires shares of our Common Stock through the exercise of a stock option shall retain 33% of the “net” shares acquired (i.e., net of the tax impact of the stock option exercise) until the earlier to occur of the first anniversary of the date of exercise or the date the individual ceases to be an executive officer or director. This stock retention policy applies to all stock option grants awarded to executive officers or directors.

For purposes of both the stock ownership policy and the stock retention policy, shares pledged by an executive officer or director will be excluded in determining his or her compliance with both policies.

A copy of both the stock ownership policy and the stock retention policy are attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Confirmation Agreement dated April 1, 2013, by and between Diodes Incorporated and Dr. Keh-Shew Lu

99.2	Insider Trading Policy, as amended, as of February 22, 2013

99.3	Stock Ownership Policy and Stock Retention Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2013	DIODES INCORPORATED

	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer